Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 375 (Intermediate/Long Series), National Trust 376, Florida Trust 130, New York Trust 235 and Pennsylvania Trust 129:

We consent to the use of our report dated September 24, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

September 24, 2003